SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS (the "Agreement"), entered into as of this 31st day of October, 2017 (the "Effective Date"), by and between **THE ALKALINE WATER COMPANY, INC.**, a Nevada corporation ("AWC"), **ALKALINE WATER CORP.**, an Arizona corporation ("AW"), and **ALKALINE 88, LLC**, an Arizona limited liability company ("A88"), all with a principal place of business located at 14646 N. Kierland Blvd., Suite # 255, Scottsdale, Arizona 85254 (AWC, AW and A88 shall be collectively referred to as the "Alkaline Parties"), **McDOWELL 78, LLC**, an Arizona limited liability company ("McDowell 78") and **WRIGHT INVESTMENTS GROUP, LLC**, an Arizona limited liability company ("Wright Investments") (collectively referred to as "Wright/McDowell"), and **STEVEN P. NICKOLAS**, a married man ("Nickolas"), the **NICKOLAS FAMILY TRUST** (the "Nickolas Trust"), **WATER ENGINERRING SOLUTIONS, LLC**, an Arizona limited liability company ("WES") and **ENHANCED BEVERAGES, LLC**, an Arizona limited liability company ("Enhanced"), all located at 14301 N. 87th Street, Suite 301, Scottsdale, AZ 85260 (Nickolas, Nickolas Trust, WES, and Enhanced shall be collectively referred to as the "Nickolas Parties"). The Alkaline Parties, Wright/McDowell and the Nickolas Parties may be collectively referred to hereinafter as the "Parties," or individually as a "Party."

RECITALS

A. **WHEREAS**, Nickolas and AWC entered in to an employment agreement on March 1, 2016 (the "Employment Agreement"). Under the Employment Agreement, Nickolas served as the Chairman and CEO of AWC until April 7, 2017 when he was terminated by AWC for cause (the "Termination");

B. **WHEREAS**, Nickolas disputed the Termination and, on April 11, 2017, filed a complaint against the Alkaline Parties in Maricopa County, Arizona, Superior Court under cause number CV 2017-053064 (the "Employment Complaint") and AWC filed a counterclaim under cause number CV 2017-053064 ("the AWC Counterclaim");

C. **WHEREAS**, Nickolas served as a director of AWC until voluntarily resigning from such position on October 6, 2017;

D. **WHEREAS**, Nickolas had various other disagreements with the Alkaline Parties and certain of their officers and directors, resulting in Nickolas filing the following: (i) complaint filed on August 9, 2017 against AWC in Maricopa County, Arizona, Superior Court under cause number CV 2017-007786 concerning the conversion of Series C Preferred Stock (the "Series C Complaint"); (ii) complaint filed April 6, 2017 in Maricopa County, Arizona, Superior Court under cause number CV 2017-005488 styled "Steven Nickolas, derivatively on behalf of the Alkaline Water Company, Inc. v. Richard Wright, et al." (the "Derivative Complaint"); (iii) complaint filed April 6, 2017 in Maricopa County, Arizona, Superior Court under cause number CV 2017-005486 styled "Steven Nickolas vs. Richard Wright et al." (the "Individual Complaint");

E. **WHEREAS**, Wright/McDowell initiated a AAA arbitration proceeding against the Nickolas Parties under Case Number 01-17-0003-7981 styled as "McDowell 78, LLC and Wright

Investment Group, LLC v. Steven Nickolas and the Nickolas Family Trust" (the "Lifewater Arbitration"); and

F. **WHEREAS**, the Parties desire to resolve all of their disagreements pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the Parties agree as follows:

1. The Parties to this Agreement hereby acknowledge and agree that all of the matters set forth above in the above Recitals are true, accurate, correct, complete and incorporated herein by this reference. Nickolas separately represents and warrants that all of the stock, membership interests, claims, demands, and rights of the Nickolas Parties at issue and otherwise covered and addressed in this Agreement are his sole and separate property, and expressly not community property.

2. Simultaneous with the full execution of this Agreement by all Parties, AWC shall pay Nickolas $110,000 in one lump sum by business check (the "Settlement Payment").

3. AWC hereby acknowledges and agrees that, from the Effective Date of this Agreement and going forward, it shall waive the application of its Insider Trading Policy as to Nickolas, thereby removing any black-out periods for all future sales of AWC common stock by Nickolas (the "Blackout Waiver").

4. Within three business days of the full execution of this Agreement, AWC shall instruct its transfer agent to issue Nickolas 700,000 shares of its common stock (the "Common Issuance").

5. Within 10 business days of the full execution of this Agreement, AWC shall issue Nickolas 300,000 shares of its Series D Preferred Stock (the "Series D Issuance").

6. In exchange of the Common Stock Issuance and the Series D Issuance, Nickolas hereby forfeits his 10,000,000 shares of Series A Preferred Stock in AWC that has super voting rights of 10:1, and such shares shall be permanently cancelled for no further consideration outside of that set forth herein. In furtherance of the foregoing, Nickolas shall execute the stock power attached hereto as Exhibit "A."

7. Upon the full execution of this Agreement, Nickolas, through its legal counsel, and AWC, through its legal counsel, shall file the stipulations to dismiss with each of the following complaints and counterclaim with prejudice, each side to bear its own costs and attorneys' fees: (i) the Employment Complaint; (ii) the Series C Complaint; (iii) the Derivative Complaint; (iv) the Individual Complaint (collectively, the "Dismissals"), and (v) the AWC Counterclaim. Nickolas agrees to promptly provide copies of each of the filed Dismissals to AWC's General Counsel, Michael Reagan, Esq., via email at mreagan@alkaline88.com. Nickolas further agrees to the following: (a) simultaneous with the execution of this Agreement, to execute the "Declaration of Steven Nickolas" attached hereto as Exhibit C and deliver to AWC; and (b) to further cooperate with AWC and its attorneys, officers and directors after the Effective Date of this Agreement as needed to obtain the applicable court(s) dismissal of the Derivative

Complaint, including providing any further required affidavit and/or testimony to effectuate a proper dismissal required under this Section 6. In addition, AWC and Wright/McDowell agree that they will effectuate the dismissal of Lifewater Arbitration with prejudice with each side to bear their own attorneys' fees and costs (the "Arbitration Dismissal").

8. The Nickolas Parties hereby surrender any and all right, interest or claim to the shares of common shares of AWC stock owned by WIN Investments, LLC ("WIN") and Lifewater Industries, LLC ("Lifewater") (collectively the "AWC shares") for no additional consideration outside of that set forth in this Agreement. In furtherance of the foregoing, the Nickolas Parties hereby resign and/or otherwise surrender any and all of their ownership interests in Lifewater and WIN's parent company, Water Enhanced Technologies, (W.E.T.) Inc. ("WET"), for no additional consideration outside of that set forth in this Agreement. The applicable Nickolas Parties shall each execute the stock power and assignment of membership interest attached hereto as Exhibit "B" to effectuate this surrender of their respective ownership interests in Lifewater and WET.

9. Nickolas hereby acknowledges and agrees that the Employment Agreement was terminated as of April 7, 2017, and no further amounts are owed to Nickolas under such Employment Agreement. AWC agrees to waive any and all restrictive covenants set out in Paragraphs 5.1, 5.2 and 5.2 of the Employment Agreement as to Nickolas. Nickolas hereby voluntarily resigns from any and all officer, director, manager or other relevant position(s) currently held with any of the Alkaline Parties, Lifewater, WIN and WET.

10. The Alkaline Parties will assume financial responsibility for the federal tax obligations in the total amount of $45,738.68 owed by Nickolas as set out on the tax bills attached as Exhibit "D," and the outstanding invoice of Kirk McCarville in the amount of $21,008.71, which is attached as Exhibit "E." Nickolas hereby agrees to allow the Alkaline Parties the right to negotiate a discount and/or payment plan with either or both of the foregoing creditors, and shall execute a standard IRS Power of Attorney in favor of one of the Alkaline Parties to allow such communication with the IRS. If the Alkaline Parties have been unable to negotiate a reduction of a discount or payment plan within 30 days of the date of Execution of the Agreement, the Alkaline Parties will pay the sums set out on Exhibits D and E in full.

11. Nickolas hereby acknowledges and agrees to the following: (a) the stock option issued to Nickolas on or about March 1, 2016 for 1,500,000 AWC common shares at an exercise price of $0.52 (the "Option") has expired under the terms and conditions of the 2013 equity incentive plan under which the Option was originally granted to Nickolas regardless of any other implied or specific language and agreement that may have previously existed; and (b) various stock options issued to Nickolas before 2016 for a total of 148,000 AWC common shares at exercise prices of between $5.75 and $8.25 per common share shall automatically expire 90 days from October 6, 2017 (i.e., the date Nickolas ceased being a director of AWC) pursuant to the terms and conditions of the 2013 equity incentive plan under which such options were granted.

12. During the period of time after the Effective Date where Nickolas is a direct shareholder of AWC, Nickolas will have access to a reasonable amount of Alklaine88 water, not to exceed 30 cases at the time of pickup at AWC's facility, for his personal consumption only at no cost, and he will contact AWC's general counsel, Michael Reagan, Esq., in regards to obtaining water

after the Effective Date of this Agreement. Nickolas will be limited to an average of 20 cases per month for his personal consumption.

13. In exchange for the Settlement Payment, Blackout Waiver, all other consideration provided under this Agreement to the Nickolas Parties, and the releases set forth in Section 14 below and except as specifically carved out in the last sentence of this Section 13, the Nickolas Parties hereby release, remise and forever discharge the Alkaline Parties, Wright/McDowell, and their respective predecessors, successors and assigns, parents, subsidiaries and affiliated corporations, officers, directors, agents, attorneys, employees and representatives, past and present, of any and all of such corporations, of and from any and all claims, demands, causes of action, suits, debts, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, extents, executions, liabilities and obligations, both contingent and fixed, known and unknown, of every kind and nature whatsoever in law or equity, or otherwise, under local, state, or federal law, against any of them, including, but not limited to, claims under the Employment Agreement and claims set forth or otherwise related to the Employment Complaint, the Series C Complaint, the Derivative Complaint, the Individual Complaint or the Lifewater Arbitration, which the Nickolas Parties or their predecessors in interest, if any, ever had, now have, or which it or its heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing whatsoever, for acts and occurrences prior to and including the Effective Date of this Agreement. This includes all state, federal, statutory, contractual, tort, extra contractual, actual damage, punitive damage, consequential damage, statutory damage and any other type of claim. The Nickolas Parties specifically do not release any claims arising from the breach of this Agreement.

14. In exchange for the Dismissals described in Section 6 above, the releases set forth in Section 12 above, and the other consideration set forth in this Agreement, the Alkaline Parties and Wright/McDowell hereby release, remise and forever discharge the Nickolas Parties and their respective predecessors, successors and assigns, parents, subsidiaries and affiliated corporations, officers, directors, attorneys, agents, employees and representatives, past and present, of any and all of such corporations, of and from any and all claims, demands, causes of action, suits, debts, dues, duties, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, damages, judgments, extents, executions, liabilities and obligations, both contingent and fixed, known and unknown, of every kind and nature whatsoever in law or equity, or otherwise, under local, state, or federal law, against any of them, including, but not limited to, claims under the Employment Agreement and claims set forth or otherwise related to the Employment Complaint, the Series C Complaint, the Derivative Complaint, the Individual Complaint, the Lifewater Arbitration, and Nickolas' management of or ownership interest in Lifewater, WIN, and/or WET which the Alkaline Parties and Wright/McDowell or their predecessors in interest, if any, ever had, now have, or which it or its heirs, executors, administrators, successors, or assigns hereafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing whatsoever, for acts and occurrences prior to and including the Effective Date of this Agreement. This includes all state, federal, statutory, contractual, tort, extra contractual, actual damage, punitive damage, consequential damage, statutory damage and any other type of claim. The Alkaline Parties and Wright/McDowell specifically do not release any claims arising from the breach of this Agreement.

15. With respect to the matters hereinabove released, each of the Parties knowingly waives all its rights and protection, if any, under Section 1542 of the Civil Code of the State of California, or any similar law of any state or territory of the United States of America. Section 1542 provides as follows:

> 1542 General Release; Extent. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

16. AWC hereby represents and warrants to treat Nickolas fairly, consistent with all other AWC common shareholders, and always in good faith in his capacity as a common shareholder of AWC after the Effective Date of this Agreement. AWC further acknowledges that Nickolas has all dissenter rights as a common shareholder of AWC as provided under the applicable Nevada Revised Statutes.

17. AWC agrees to return all of Nickolas' personal items that are still in the custody of AWC, and such items will be delivered to a location of Nickolas' direction. Nickolas agrees to return to AWC the original corporate minute books in his possession or control at the time AWC makes the foregoing delivery.

18. The Parties represent that in entering this Agreement they have had an opportunity to seek the advice of attorneys of their own choice, that they have not relied on anything orally stated by the other party in their understanding of this Agreement, and that the terms of this Agreement are fully understood and voluntarily accepted by the Parties. The Parties further represent that failure to seek advice of an attorney of their choice was a voluntary choice on their part.

19. This Agreement is not an admission of any wrongdoing and is not admissible for any purpose other than to obtain relief for rights granted hereunder.

20. This Agreement shall be governed by, and construed and enforced in accordance with, the law of Arizona, regardless of any conflict-of-law provisions to the contrary. Each party agrees that any litigation between the Parties shall be commenced and maintained only in the courts located in Maricopa County, Arizona.

21. Each section, part, term and provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation of a court or agency having valid jurisdiction, such shall not impair the operation or affect the remaining portions, sections, parts, terms or provisions of this Agreement, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid section, part, term or provision shall be deemed not to be a part of this Agreement.

22. Each Party agrees that it will keep the terms of this Agreement, this document, and all negotiations leading up to it confidential, except as is required to be disclosed pursuant to applicable securities laws.

23. This Agreement, along with the exhibits, sets forth the entire understanding of the agreement between the Parties hereto, and supersedes all prior statements and agreements by the Parties; including, but not limited to, statements or agreements made in the course of negotiating this Agreement. This Agreement may be modified or changed only in writing, signed by both Parties hereto.

24. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and taken together shall constitute one and the same document. Email (pdf) or facsimile signatures to this Agreement shall be deemed originals for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

"Nickolas Parties"

STEVE NICKOLAS

By: /s/ Steven Nickolas

Name: Steven Nickolas
Title: Married Arizona resident
Date: October 31, 2017

NICKOLAS FAMILY TRUST

By: /s/ Steven Nickolas

Name: Steven Nickolas
Title: Manager
Date: October 31, 2017

ENHANCED BEVERAGES, LLC,
An Arizona limited liability company

By: /s/ Steven Nickolas

Name: Steven Nickolas
Title: Manager
Date: October 31, 2017

WATER ENGINERRING SOLUTIONS, LLC,
An Arizona limited liability company

By: /s/ Steven Nickolas

Name: Steven Nickolas
Title: Managing Member
Date: October 31, 2017

"Alkaline Parties"

THE ALKALINE WATER COMPANY INC., a Nevada corporation

By: /s/ David Guarino

Name: David Guarino
Title: Chief Financial Officer
Date: October 31, 2017

ALKALINE WATER CORP., an Arizona corporation

By: /s/ David Guarino

Name: David Guarino
Title: Chief Financial Officer
Date: October 31, 2017

ALKALINE 88, LLC, an Arizona limited liability company

By: /s/ David Guarino

Name: David Guarino
Title: Chief Financial Officer
Date: October 31, 2017

McDOWELL 78, LLC,
An Arizona limited liability company

By: /s/ Chris Brown
Name: Chris Brown
Title: Manager
Date: October 31, 2017

WRIGHT INVESTMENTS GROUP, LLC
An Arizona limited liability company

By: /s/ Richard Wright
Name: Richard Wright
Title: Manager
Date: October 31, 2017

EXHIBIT "A"

STOCK POWER FOR SERIES A PREFERRED STOCK

EXHIBIT "B"

ASSIGNMENT OF MEMBERSHIP INTERST FOR LIFEWATER AND STOCK POWER FOR WET

EXHIBIT "C"

DECLARATION OF STEVEN NICKOLAS

EXHIBIT "D"

IRS TAX BILLS

EXHIBIT "E"

MCCARVILLE INVOICE